Exhibit 4.7



                          FTX/FMPO

                    AMENDED AND RESTATED
                      CREDIT AGREEMENT

            Originally Dated as of July 17, 1995

        Amended and Restated as of December 20, 1996

                          between

                FM Properties Operating Co.

                            and

                   Freeport-McMoRan Inc.

                        TABLE OF CONTENTS
                                                              Page

   ARTICLE I      DEFINITIONS
   SECTION 1.01.  Definitions.................................. 4

   ARTICLE II     THE CREDITS
   SECTION 2.01.  Loans........................................ 8
   SECTION 2.02.  Funding of Loans............................. 9
   SECTION 2.03.  Notes........................................ 9
   SECTION 2.04.  Interest Rates............................... 9
   SECTION 2.05.  Mandatory Prepayment......................... 10
   SECTION 2.06.  Computation of Interest...................... 10

   ARTICLE III    COVENANTS
   SECTION 3.01.  Conduct of Business.......................... 11
   SECTION 3.02.  Indebtedness................................. 11
   SECTION 3.03.  Restricted Payments.......................... 11
   SECTION 3.04.  Sales of Assets.............................. 11
   SECTION 3.05.  Transactions with Affiliates................. 11

   ARTICLE IV     MISCELLANEOUS
   SECTION 4.01.  Other Agreements............................. 12
   SECTION 4.02.  Notices...................................... 12
   SECTION 4.03.  No Waivers................................... 13
   SECTION 4.04.  Amendments and Waivers....................... 13
   SECTION 4.05.  Successors and Assigns....................... 13
   SECTION 4.06.  Specific Performance......................... 13
   SECTION 4.07.  Governing Law................................ 13
   SECTION 4.08.  Counterparts; Integration.................... 14

Exhibit A --  Note

                       AMENDED AND RESTATED
                         CREDIT AGREEMENT

        AMENDMENT AND RESTATEMENT dated as of December ___,
1996 (this "Restatement"), to the FTX/FMPO Credit Agreement dated as of July 17, 1995 (the "Existing Credit Agreement";
the Existing Credit Agreement, as amended and restated by this Restatement, being "this Agreement"), between FM
Properties Operating Co., and Freeport-McMoRan Inc.

        The parties hereto agree as follows:


                            ARTICLE I

                           DEFINITIONS


        SECTION 1.01.  Definitions.  The following terms, as
used herein, have the following meanings:

        "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary of the Borrower) that is controlled by or is under common control with a Controlling
Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

        "Asset Disposition" means, with respect to any Person, any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation, or sale-leaseback) by such Person or any of its Subsidiaries to any Person (other than (i) to such Person or a Subsidiary of such Person, (ii) in the ordinary course of business, or (iii) of inventory) of any assets of such Person or any of its Subsidiaries (including any shares of capital stock of such Person's Subsidiaries).

        "Borrower" means FM Properties Operating Co., a
Delaware partnership, and its successors.

        "Business Day" means any day except a Saturday, Sunday, or other day on which commercial banks in New York
City are authorized by law to close.

        "Credit Agreement" means the Credit Agreement, dated as of June 30, 1995, among the Borrower, FTX, The Chase
Manhattan Bank, as administrative agent and as documentation agent, and the banks party thereto, as amended and/or restated and in effect from time to time.

        "FTX" means Freeport-McMoRan Inc., a Delaware corporation, and its successors.

        "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person (the
"primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase (or advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) to maintain working capital, equity capital, or any other financial statement condition of the primary obligor, so as to enable the primary obligor to pay such Indebtedness or obligation;
provided, however, that the term "Guarantee" shall not include any endorsement for collection or deposit in the ordinary course of business.

        "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (excluding deposits or advances in respect of the purchase price of property or services to be delivered or performed within 180 days of receipt of such deposit or advance, but not excluding such deposits or advances in respect of which such property or services have in fact not been delivered or performed within such period), (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (but in no event including operating leases), (d) all obligations of such Person issued or assumed as the deferred (for 180 days or more) purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all capitalized lease obligations of such Person, (h) the undischarged balance of any production payment, and (i) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances (other than performance letters of credit or letters of credit that back-up payment obligations in respect of trade obligations that do not constitute Indebtedness); provided that Indebtedness shall not include trade accounts payable, not incurred in respect of borrowed money or deferred compensation, that are incurred in the ordinary course of business and are not overdue or, if overdue, are being contested in good faith by appropriate proceedings. The Indebtedness of the Borrower, any Subsidiary or any Person shall include the Indebtedness of any partnership in which the Borrower, such Subsidiary or such Person is a general partner, respectively.

        "Intercreditor Agreement" means the Intercreditor Agreement among FTX, The Chase Manhattan Bank, as agent for the FM Lenders, and Hibernia National Bank, as agent for the Pel-Tex Banks, in the form of Exhibit I to the Credit Agreement, as amended and/or restated and in effect from time to time.

        "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities, and (d) other encumbrances of any kind, including, without limitation, production payment obligations.

        "Loan" has the meaning set forth in Section 2.01.

        "Net Proceeds" means, with respect to any Asset Disposition, (i) the gross fair market value of the consideration or other amounts payable to or receivable by the Borrower and any of its Subsidiaries from or in respect of such Asset Disposition, less (ii) the amount, if any, of all taxes (but including income taxes only to the extent the Borrower reasonably estimates that such income taxes will be paid on the date of the next income tax filing by the partners of the Borrower) and reasonable and customary fees, commissions, costs, and other expenses that are incurred in connection with such Asset Disposition and are payable by the Borrower or the Subsidiary of the Borrower affected by such Asset Disposition, but only to the extent not already deducted in arriving at the amount referred to in clause
(i).

        "Note" means a promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans.

        "Partnership Agreement" means the Amended and Restated Agreement of General Partnership dated as of June 11, 1992 among the Company, FTX and FMPO Sub Inc., as amended and/or restated and in effect from time to time.

         "Prime Rate" means the rate of interest per annum announced by the Administrative Agent from time to time as its prime rate in effect at its principal office in the City of New York.

         "Restricted Payment" means (i) any distributions to any holder of partnership interests of the Borrower, (ii) any payment on account of the purchase, redemption, or acquisition of (A) any partnership interests of the Borrower or shares of capital stock of the Company or (B) any option, warrant, or other right to acquire partnership interests of the Borrower or shares of capital stock of the Company,
(iii) any prepayment, redemption, repurchase, or other acquisition or retirement for value prior to scheduled maturity of (A) any Indebtedness of the Borrower ranked pari passu or subordinate in right of payment to the Loans and having a maturity date subsequent to the maturity of the Loans or (B) any Indebtedness of the Company (which shall not include any Indebtedness of the Borrower or any Subsidiary of the Borrower) or (iv) any investment in, loan, advance to, Guarantee on behalf of, directly or indirectly, or other transfer of assets to (A) any Affiliate of the Borrower or (B) any holder of 5% or more of any class of capital stock of the Company (including any Affiliates thereof).

        "Senior Lenders" means, collectively, the Pel-Tex
Lenders, the Agents, and the Banks.

        "Subordination Terms" means the form of
subordination terms set forth in Exhibit E to the Credit
Agreement, as amended and/or restated and in effect from time to time.

        "Subsidiary" means, with respect to any Person, any corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more other Subsidiaries of such Person and any partnership (other than joint ventures for which the intention under the applicable agreements, including operating agreements, if any, is that such joint ventures be partnerships solely for purposes of the Code) in which such Person or a Subsidiary of such Person is a general partner.

        "Termination Date" means the earliest of (i)
February 28, 1998, (ii) the date of a Change in Control and
(iii) the date of any acceleration of the maturity or repayment in full of the Senior Obligations, or, if any such day is not a Business Day, the next succeeding Business Day.

        Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit
Agreement, the Intercreditor Agreement, or the Subordination
Terms.


                            ARTICLE II

                           THE CREDITS

        SECTION 2.01. Loans. FTX agrees, on the terms and conditions set forth in this Agreement, to make loans ("Loans") to the Borrower from time to time prior to the Termination Date in such amounts, with such stated maturities, or payable on demand, and with such interest periods if, as, and when FTX determines in its sole discretion, subject to the provisions of the Credit Agreement. These Loans (except the FTX Loan) are subordinated to the Senior Debt in accordance with the Subordination Terms, which are incorporated by reference herein. The Borrower agrees, on the terms and conditions set forth in this Agreement, to borrow such Loans from FTX if, as, and when FTX so determines, but shall have no right to require FTX to make any such Loans. The principal amount of each Loan shall be due and payable as determined by FTX at the time the Loan is made, and may be prepaid at any time, subject in each case to the Credit Agreement and, except as to the FTX Loan, the Subordination Terms. The FTX Loan ranks on a pari passu basis in right of payment with all other Indebtedness of the Borrower, including the Senior Debt.

        SECTION 2.02.  Funding of Loans.  On the date of
each Loan, FTX shall make available such Loan, in federal or other funds immediately available, to the Borrower at its address specified pursuant to Section 4.02.

        SECTION 2.03. Notes. (a) The Loans shall be evidenced by a single Note payable to the order of FTX in an amount equal to the aggregate unpaid principal amount of such Loans. The Note shall be substantially in the form of Exhibit A hereto and shall attach the Subordination Terms (which Subordination Terms shall not, however, be applicable to the FTX Loan).

        (b) FTX shall record the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, provided that the failure of FTX to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Note. FTX is hereby irrevocably authorized by the Borrower to attach to and make a part of its Note a continuation of any such schedule as and when required.

        SECTION 2.04. Interest Rates. Each Loan with a stated maturity shall bear interest on the outstanding principal amount thereof for each day from the date such Loan is made until its stated maturity, at a rate per annum to be agreed upon between FTX and the Borrower at the time of the making of such Loan, payable, subject to the Credit Agreement and, except as to the FTX Loan, the Subordination Terms, quarterly in arrears on the 5th day of each March, June, September, and December of each year (or at maturity of such Loan, if earlier). Each Loan payable on demand shall bear interest, payable on demand, subject to the Credit Agreement, and, except as to the FTX Loan, the Subordination Terms, on the outstanding principal amount thereof for each day from the date such Loan is made until paid in full at a rate per annum to be agreed upon between FTX and the Borrower at the time of the making of such Loan, compounded quarterly on the 5th day of each March, June, September, and December of each year. Any overdue principal of or interest on any Loan (including any principal not paid at its stated maturity or on demand and any interest not timely paid, whether due to any provision of the Credit Agreement, or the Subordination Terms, or otherwise) shall bear interest, payable, subject to the Credit Agreement and, except as to the FTX Loan, the Subordination Terms, on demand for each day until paid at 2% over the rate per annum agreed upon between FTX and the Borrower as applicable to such Loan at the time of the making of such Loan, compounded quarterly on the 5th day of each March, June, September, and December of each year.

        SECTION 2.05.  Mandatory Prepayment.  On the
Termination Date, any Loans outstanding (together with accrued interest thereon) shall be due and payable, subject to the Credit Agreement and, except as to the FTX Loan, the Subordination Terms.

        SECTION 2.06.  Computation of Interest.  Interest
based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed as agreed upon by FTX and the Borrower at the time of the making of each Loan.


                           ARTICLE III

                            COVENANTS


        Subject to the last paragraph of this Article, the Borrower agrees that, upon and after a Change in Control, then, until all Loans and all other amounts payable hereunder have been paid in full, unless FTX otherwise agrees:

        SECTION 3.01. Conduct of Business. The Borrower will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as conducted by the Borrower and its Subsidiaries on such date, and will preserve, renew, and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew, and keep in full force and effect their respective partnership or corporate existence and their respective rights, privileges, and franchises necessary or desirable in its normal conduct of business as so conducted. The Borrower will not enter into any transactions out of the normal course of its business, except as expressly permitted by Sections 3.02 and 3.04.

        SECTION 3.02. Indebtedness. The Borrower will not, and shall not permit any of its Subsidiaries to, incur any Indebtedness, except for (i) any Indebtedness the proceeds of which are immediately applied to the payment of any Senior Debt or any Loans; and (ii) any Loans; provided that in the event that FTX shall fail to make any payment required under its guarantees of the Senior Debt within five Business Days after demand therefor, then the foregoing covenants of this Section 3.02 shall not apply and the Borrower or any of its Subsidiaries may incur any Indebtedness that is non-recourse to FTX on such non-recourse terms that are satisfactory to FTX, acting reasonably (such non-recourse terms to be deemed satisfactory if FTX shall not have informed the Borrower within five Business Days of actual receipt thereof whether such terms are satisfactory).

        SECTION 3.03.  Restricted Payments.  Neither the
Borrower nor any of its Subsidiaries will declare or make any Restricted Payment.

        SECTION 3.04.  Sales of Assets.  The Borrower will
not make, and will not permit any of its Subsidiaries to make, any Asset Disposition unless the Net Proceeds of such Asset Disposition are applied to the payment of Senior Debt or Loans immediately upon receipt thereof.

        SECTION 3.05. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, Guarantee, or other agreement to pay, purchase, or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer, or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement, or engage in any other transaction with, any Affiliate.

        Notwithstanding anything in this Agreement to the contrary, so long as any Bank shall have any Commitment under the Credit Agreement or any Senior Debt is outstanding, nothing contained in this Agreement, including
Sections 3.01, 3.02, 3.03, 3.04, and 3.05, shall prohibit,
interfere with, or be deemed breached by any exercise of rights or remedies by, or collection efforts of, the Senior
Lenders or any action taken by the Borrower with the agreement of the Senior Lenders in connection therewith.


                            ARTICLE IV

                          MISCELLANEOUS

        SECTION 4.01.  Other Agreements.  The parties
acknowledge and agree that this Agreement is subject to the terms of the Credit Agreement, the Subordination Terms
(except that the Subordination Terms do not apply to the FTX
Loan), and the Intercreditor Agreement.

        SECTION 4.02. Notices. All notices, requests, and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission, or similar writing) and shall be given to such party at its address, telecopier number, or telex number set forth on the signature pages hereof. Each such notice, request, or other communication shall be effective, (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received or, (ii) if given by any other means, when delivered at the address or received at the telecopier number specified in this Section.

        SECTION 4.03.  No Waivers.  No failure or delay by
the parties in exercising any right, power, or privilege hereunder or under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 4.04. Amendments and Waivers. Subject to the Credit Agreement, any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and FTX and with the consent of the Required Banks and the Pel-Tex Lenders.

        SECTION 4.05.  Successors and Assigns.  The
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. The parties may not assign or otherwise transfer any of their rights under this Agreement.

        SECTION 4.06. Specific Performance. The parties hereto agree that FTX would be irreparably damaged if for any reason the Borrower failed to perform its obligations under Sections 3.01, 3.02, 3.03, 3.04, and 3.05 of this
Agreement and that FTX would not have an adequate remedy at law for money damages in such event. Accordingly, FTX shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of such provisions of this Agreement by the Borrower. This provision is without prejudice to any other rights that FTX may have against the Borrower for any failure to perform its obligations under this Agreement. Notwithstanding the foregoing, the parties agree that FTX shall not be entitled to and may not exercise any specific performance, injunctive, or other equitable relief that would prohibit or interfere with any exercise of rights or remedies by, or collection efforts of, the Senior Lenders or any action taken by the Borrower with the agreement of the Senior Lenders in connection therewith.

        SECTION 4.07.  Governing Law.  This Agreement and
each Note shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 4.08. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. There being no Loans outstanding under the Credit and Guarantee Agreement dated as of June 11, 1992 among the Borrower, FM Properties Inc., and Freeport-McMoRan Inc., such agreement is hereby terminated.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                       FM PROPERTIES OPERATING CO.,

                       by FREEPORT-McMoRan INC.,
                       its Managing General Partner


                       By: ____________________________
                             Name:  R. Foster Duncan
                             Title: Treasurer

                             1615 Poydras Street
                             New Orleans, Louisiana  70112
                             Attention:  R. Foster Duncan
                                     Treasurer

                             Telex:  8109515386
                             Telephone:  504-582-4628
                             Telecopy:   504-582-4511


                         FREEPORT-McMoRan INC.


                         By: ____________________________
                             Name:  R. Foster Duncan
                             Title: Treasurer

                             1615 Poydras Street
                             New Orleans, Louisiana  70112
                             Attention:  R. Foster Duncan
                                     Treasurer

                             Telex:  8109515386
                             Telephone:  504-582-4628
                             Telecopy:   504-582-4511

                              EXHIBIT A


                             NOTE


                                       New York, New York
                                       July 17, 1995


          For value received, FM Properties Operating Co., a Delaware partnership (the "Partnership"), promises to pay to the order of Freeport-McMoRan Inc. ("FTX") the unpaid principal amount of each Loan made by FTX to the Borrower pursuant to the FTX/FMPO Credit Agreement referred to below on the dates provided for in the FTX/FMPO Credit Agreement. The Partnership promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the FTX/FMPO Credit Agreement, subject to the FM Credit Agreement and, unless the Loan is the FTX Loan, the Subordination Terms attached hereto. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of FTX.

          All Loans made by FTX, the respective maturities thereof, and all repayments of the principal thereof shall be recorded by FTX on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of FTX to make any such recordation shall not affect the obligations of the Borrower and FM Properties Inc. hereunder or under the FTX/FMPO Credit Agreement.

          This note is the Note referred to in the FTX/FMPO
Credit Agreement dated as of July 17, 1995, between the Partnership and FTX (as amended and/or restated and in effect from time to time, the "FTX/FMPO Credit Agreement").
This Note is secured by the Deed of Trust, Security
Agreement and Financing Statement, dated June 11, 1992, as modified by the First Modification and Ratification of Deed of Trust, Assignment, Security Agreement and Financing
Statement, dated July 17, 1995, and as further amended, modified and/or restated and in effect from time to time.

     Terms defined in the FTX/FMPO Credit Agreement are used herein with the same meanings. Reference is made to the FTX/FMPO Credit Agreement for provisions for the prepayment hereof.


                         FM PROPERTIES OPERATING CO.,

                         by FREEPORT-McMoRan INC.,
                         its Managing General Partner


                         By:____________________________
                             Name:  R. Foster Duncan
                             Title: Treasurer



ACKNOWLEDGED AND AGREED

FREEPORT-McMoRan INC.


By:  _____________________
     Name:   R. Foster Duncan
     Title:  Treasurer

              LOANS AND PAYMENTS OF PRINCIPAL



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               Interest Amount
       Amount  Rate     of       Maturity Notation
Date   of      (basis)  Principal Date   Made By
       Loan             Repaid
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